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                                                                    EXHIBIT E(2)



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                                 March 23, 2000



Siemens Corporation
153 East 53rd Street
New York, NY 10022

Attn:  Michael W. Schiefen
     Vice President - Corporate Development


                    CONFIDENTIALITY AND STANDSTILL AGREEMENT
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Ladies and Gentlemen:

     Siemens Corporation ("Siemens") has expressed an interest in exploring a possible transaction (a "Transaction") involving Shared Medical Systems Corporation and its Affiliates (collectively, the "Company"). In connection with the Transaction, the parties contemplate exchanging Information (as defined herein). This letter agreement sets forth the terms and conditions on which this Information will be exchanged.

     1.  Definitions:
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        - "Affiliate" has the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

        - "Disclosing Party" means the party (or its Affiliates or Representatives) providing Information (or on whose behalf Information is provided) to the other party (or its Affiliates or Representatives).

        - "Evaluation Material" means all Information received by a Receiving Party (or its Affiliates or Representatives) from a Disclosing Party (or its Affiliates or Representatives) together with all notes, documents, and materials prepared by or for the Receiving Party (or its Affiliates or Representatives) which reflect, interpret, evaluate, include or are derived from such Information; provided that "Evaluation Material" shall not include Information which: (i) was or becomes generally available to or known by the public other than as a result of a disclosure by a Receiving Party (or its Affiliates or Representatives) in violation of this Agreement; or (ii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing
        Party (or its Affiliates or Representatives), which the Receiving Party believes was not prohibited from so disclosing by any contractual, legal or fiduciary obligation.
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        - "Information" means all information, in whatever form or medium (oral, written, printed, electronic, etc.), including, without limitation, all financial, business, and other information, trade secrets, technical data, processes, documents, data bases, plans, marketing and client data provided to a Receiving Party (or its Affiliates or Representatives) by a Disclosing Party (or its Affiliates or Representatives), whether before, on or after the date of this Agreement.

        - "Person" means any corporation, partnership, limited liability company, joint venture, business entity, or individual.

        - "Receiving Party" means a party (or its Affiliates or Representatives) who receives Information from a Disclosing Party (or its Affiliates or Representatives).

        - "Representative" means any director, officer, associate, partner, employee, agent, financing source, attorney, investment banker, or other advisor who provides advice or counsel to a party in connection with the interpretation, evaluation, processing, or review of Information or Evaluation Material or otherwise in connection with a Transaction.

        -  "Standstill" means the provisions of Section 4 of this Agreement.

     2.  Confidentiality and Non Disclosure.
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          As a condition to receiving information from a Disclosing Party (or its Affiliates or Representatives), each Receiving Party agrees to treat all Information concerning the Disclosing Party (and its Affiliates and Representatives) in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions as set forth herein for a period of 36 months.

          Each Receiving Party agrees that Evaluation Material will not be used by it (or its Affiliates or Representatives) in any way that is detrimental to the Disclosing Party or for any purpose other than evaluating and effectuating a Transaction between it and the Disclosing Party, and that the Evaluation Material will be kept confidential by it (and by its Affiliates or Representatives); provided, however, that any such Evaluation Material may be disclosed to a party's Representatives who are working on or consulted in connection with any such Transaction (it being agreed that such Representatives shall be informed of the confidential nature of such information and the obligations set forth in this Agreement). Each party shall be liable for any breach of this Agreement by its Affiliates or Representatives (including, without limitation, by such Affiliates and Representatives who, subsequent to the first date of disclosure of Information hereunder, become former Affiliates or Representatives of such Party).

          Without the prior written consent of the other party, neither party will (and will direct its Affiliates or Representatives not to) disclose to any Person, except as such party reasonably believes based upon the advice of counsel to be required by law, regulation, rule of any applicable
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stock exchange or legal process, or as requested by a regulatory authority, either the existence of this Agreement, the exchange of Information, the fact that discussions or negotiations are taking place concerning a Transaction or any of the terms, conditions or other matters with respect to any such Transaction, including the existence or status thereof.

          If a party (or any of its Affiliates or Representatives) is required by legal process to disclose all or any part of the Information contained in the other party's Evaluation Material, it will promptly notify the other party of the existence and terms of, and circumstances surrounding, such a request so that the other party may, if it desires, seek an appropriate protective order. If a party seeks such an order, the other party will provide such cooperation as shall be reasonably requested of it. Anything in this Agreement to the contrary notwithstanding, each party may (in the absence of such an order or in compliance therewith) provide so much of such information as it is advised by its counsel that it must provide to avoid legal sanction, so long as it uses reasonable efforts to obtain confidential treatment by the recipient thereof and consults in advance with the other party as to such disclosure.

          Each party acknowledges that it is aware of its obligations under United States securities laws regarding trading in the securities of an issuer while in possession of material non-public information of such issuer, and that it has advised its Affiliates and Representatives of such obligations.

     3.  Return or Destruction of Evaluation Material.
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          Each party agrees upon written request from the other promptly to deliver to the other all Information and Evaluation Material (whether in its possession or the possession of its Affiliates or Representatives) and to not retain any copies, extracts or other reproductions in whole or in part of such material or, alternatively, to destroy, and cause its Affiliates or Representatives to destroy, such Information and Evaluation Material and, upon the request of the other, confirm such destruction separately in writing. The delivery or destruction of such material shall not relieve a party of its obligation of confidentiality or any other obligations hereunder.

     4.  Standstill.
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          For a period of 24 months after the date of this Agreement unless requested in writing by the Company, neither Siemens nor any entity which Siemens controls will in any manner, directly or indirectly, (a) effect, or seek, offer, propose or agree (whether publicly or otherwise) to effect, or otherwise participate in (i) any acquisition of securities (or beneficial ownership thereof) of the Company except for de minimus purchases for benefit plans and the like, (ii) any tender or exchange offer, merger or other business combination or asset purchase involving the Company, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company, or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting or other securities of the Company; (b) form, join or otherwise participate in a
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"group" (as defined under the 1934 Act) or otherwise act, alone or in concert with others, (i) to own, or seek, offer, propose or agree to acquire, any voting or other securities of the Company except for de minimus purchases for benefit plans and the like, or (ii) to seek to control or influence the management, Board of Directors, or policies of the Company; (c) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; (d) disclose any intention, plan or arrangement inconsistent with, or take any action to circumvent, the terms of this Agreement; (e) become a participant in any election contest with respect to the Company, seek to influence any Person with respect to the voting or other securities of the Company or demand a copy of the list of the stockholders or other books and records of the Company; (f) loan money to, advise or assist any Person with any action inconsistent with the terms of this Agreement; (g) induce or attempt to induce any Person who is then an employee, or use the Information or Evaluation Material to induce or attempt to induce any customer or supplier of the Company, to terminate a then-existing relationship with the Company, except that, subject to the provisions of clause (h), below, Siemens may offer employment to and hire any person who responds to Siemens' general solicitations for employment, such as through newspaper advertisements and trade journals; (h) employ or attempt to employ any employee listed on Schedule A attached unless such Person's employment with the Company shall have been terminated at least six months prior to the date on which Siemens or its Affiliates or Representatives offers such Person employment; (i) request the Company or its Affiliates or Representatives, directly or indirectly, to amend or waive any provision of this Section (including this sentence); (j) take any action which might require the Company to make a public announcement regarding the possibility of a merger, consolidation, business combination or other transaction of any kind with Siemens; or (k) enter into any discussion or arrangements with or advise, assist or encourage any other Persons in connection with any of the foregoing.

     5.  Due Diligence Procedures.
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          It is understood that the Company and Siemens may, as may be mutually agreed upon, conduct appropriate due diligence using procedures acceptable to each of them and reasonably designed to effectuate the purposes of this Agreement.

     6.  Representations and Warranties.
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          Each party represents and warrants, by signing this Agreement, that it is duly authorized and empowered to execute this Agreement. This Agreement may be executed in one or more counterparts. Each party understands that the other makes no representation or warranty as to the accuracy or completeness of the Information or Evaluation Material furnished by or on behalf of it. Except to the extent set forth in any definitive agreement, neither party (nor any of its Affiliates or Representatives) shall have any liability to the other party (or any of its Affiliates or Representatives) arising as a result of the use of the Information or other Evaluation Material supplied or on behalf of it.
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     7.  No Binding Agreement.
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          (a)  Unless and until a definitive agreement between the parties with respect to a Transaction has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this or any written or oral expression with respect to such a Transaction by such party or by any of its Affiliates or Representatives, except, in the case of this Agreement, for the matters specifically agreed to herein (which include, but are not limited to, matters with respect to confidentiality and the Standstill). For purposes of this Agreement, the term "definitive agreement" does not include a letter of intent or any other preliminary written agreement, whether or not executed, nor does it include any actual or purported written or verbal acceptance of any offer or proposal. Except as otherwise agreed in writing or as expressly provided herein, each party and its respective Affiliates and Representatives will be free to conduct the process relating to any Transaction as they in their sole discretion determine (including, without limitation, changing any procedures relating to a Transaction, or negotiating with and entering into a definitive agreement with any other person, without in any such case prior notice to the other party or any other person). Neither party will have any claims against the other party or any of its Affiliates or Representatives arising out of or relating to any Transaction other than those, if any, arising under this Agreement or any definitive agreement and then only in accordance with the terms hereof or thereof, as the case may be.

          (b) Without limiting the generality or effect of any other provision of this Agreement, each party acknowledges and agrees on behalf of itself and its Affiliates that, regardless of the facts and circumstances, (i) no Representative of either party had, has or will have any duty to the other party in connection with any Transaction, including the evaluation of any Transaction, and (ii) neither party has any right to recovery against any of the other party's Representatives in respect of any Transaction, including the evaluation of any Transaction, on any theory, whether for alleged breach of contract, negligent misrepresentation, actual or constructive fraud, federal or state securities or other laws or otherwise.

     8.  No Waiver.
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          No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.

     9.  Injunctive Relief.
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          Money damages may not be a sufficient remedy for any breach of this
Agreement and each party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each waives any requirement for the securing or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive
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remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

     10.  Successors.
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          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation any person acquiring a majority of the outstanding voting securities of either party.

     11.  Governing Law; Consent to Jurisdiction.
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     This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of Delaware (and United States federal law to the extent applicable), irrespective of the principal place of business or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Each party consents to personal jurisdiction in any action brought in any federal or state court within the State of Delaware having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement. The parties hereto irrevocably waive trial by jury. Notwithstanding anything to the contrary herein or that may be based on facts or circumstances pertaining to the transactions under discussion between the parties hereto, this letter agreement, the Evaluation Material or Information provided hereunder or otherwise, the Company hereby irrevocably and unconditionally waives and releases for itself and on behalf of its affiliates all rights and claims that they may now or hereafter have the Siemens' parent, Siemens Aktiengesellschaft or any of its affiliates or subsidiaries organized outside of the United States, are subject to the jurisdiction of the federal or state courts of the United States with respect to this Agreement or the Evaluation Material or Information; provided, however,
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that nothing in such waiver and release shall affect the Company's and its affiliates' rights, if any, to pursue any claim whatsoever against Siemens Aktiengesellschaft or any of its affiliates or subsidiaries organized outside of the United States in the courts of the Federal Republic of Germany.
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          If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute our agreement with respect to the subject matter hereof.

                              Very truly yours,

                              SHARED MEDICAL SYSTEMS CORPORATION

                              By: /s/ Marvin S. Cadwell
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                              Name: Marvin S. Cadwell
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                              Title:  President/Chief Executive Officer
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Confirmed and Agreed to:

Siemens Corporation

By:  /s/ Michael W. Schiefen
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Name: Michael W. Schiefen
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Title: VP, Corporate Development
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Date: March 23, 2000
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